EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 16, 2004, in Amendment No. 1 to the Registration Statement (File No. 333-120060) and related prospectus of Advisor's Disciplined Trust 23.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
December 16, 2004


















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